Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of October 25, 2018, is adopted, executed and agreed to, for good and valuable consideration, by and among Nine Energy Service, Inc., a Delaware corporation (the “Company”), the undersigned former owners of the equity interests of Magnum Oil Tools International, LTD (“MOTI”), Magnum Oil Tools Canada Ltd. (“MOTC”) and Magnum Oil Tools GP, LLC (the “General Partner” and, together with MOTI and MOTC, “Magnum”) and the other holders that may become party hereto from time to time (each, a “Party” and collectively, the “Parties”).

RECITALS

A. This Agreement is being entered into pursuant to the Securities Purchase Agreement, dated as of October 15, 2018 (the “Purchase Agreement”), by and among the former owners of Magnum (the “Magnum Owners”), as sellers, Warren Lynn Frazier, in his capacity as seller representative, MOTI Holdco, LLC and Nine Energy Canada Inc., each of which is a wholly-owned subsidiary of the Company, as buyer (the “Buyer”), the Company, and solely for the purposes of Sections 5.6.2, 5.20 and 5.23 thereof, Garrett Lynn Frazier and Derrick Chase Frazier.

B. In connection with the closing of the transactions contemplated by the Purchase Agreement, on the date hereof, as partial consideration for the sale of the equity interests of Magnum to the Buyer pursuant to the Purchase Agreement, the Company is issuing to the Magnum Owners 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the terms of the Purchase Agreement.

C. Pursuant to the Purchase Agreement, with respect to the Shares, the Company has agreed to provide the Magnum Owners certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, for and in consideration of the Recitals, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. When used in this Agreement, the following terms shall have the meanings indicated.

“Affiliate” means, with respect to a particular Person, any Person Controlling, Controlled by or Under Common Control with such Person. With respect to a natural person, such person’s Affiliate shall also include such person’s spouse, children, brothers, sisters, parents, spouse’s parents, the trustee of any trust that treats such natural person or the persons as mentioned above as beneficiary or the object of such trust, or any entities that are Controlled by the foregoing persons.

“Agreement” has the meaning assigned such term in the introductory paragraph.

“Board” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Texas are authorized or required by law to be closed for business.

“Buyer” has the meaning assigned such term in the Recitals.

“Common Stock” has the meaning assigned such term in the Recitals.

“Company” has the meaning assigned such term in the introductory paragraph.

“Control” (including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Demand Request” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“General Partner” has the meaning assigned such term in the introductory paragraph.

“Holders” means the Magnum Owners, in each case, for so long as such Person owns Registrable Securities; provided, however, that a Person shall cease to be a Holder when such Person owns less than 4% of the then outstanding shares of Common Stock and such Person may dispose of all Registrable Securities then owned by such Person pursuant to Rule 144 (or any successor rule) under the Securities Act without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or any successor rule).

“Indemnified Party” is defined in Section 7.3.

“Indemnifying Party” is defined in Section 7.3.

“Inspectors” is defined in Section 5.1(i).

“Magnum” has the meaning assigned such term in the introductory paragraph.

“Magnum Owners” has the meaning assigned such term in the Recitals.

“Majority Holders” means, as of the time of determination, the Holders that hold the majority of the Registrable Securities.

“Material Adverse Effect” is defined in Section 2.5.

“MOTC” has the meaning assigned such term in the introductory paragraph.

“MOTI” has the meaning assigned such term in the introductory paragraph.

“Participating Holders” means the Requesting Holders and the Holders that request to participate in an Underwritten Shelf Takedown Demand pursuant to Section 2.3.2.

“Party” and “Parties” has the meaning assigned such terms in the introductory paragraph.

“Person” means any natural person, firm, limited partnership, general partnership, joint stock company, joint venture, association, corporation, limited liability company, company, trust, bank trust company, land trust, business trust or other organization whether or not a legal entity, and any government or an agency or political subdivision thereof.

“Piggyback Offering” is defined in Section 3.1.2.

“Piggyback Registration Statement” is defined in Section 3.1.1.

“Purchase Agreement” has the meaning assigned such term in the Recitals.

“Records” is defined in Section 5.1(i).

“Registrable Securities” means the Shares, and any other securities issued or issuable with respect to such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (c)(i) it has been otherwise transferred, (ii) the Company has delivered a new certificate or other evidence of ownership for it not bearing a restrictive legend, and (iii) it may be resold without subsequent registration under the Securities Act, or (d) it is held by a Person that is a transferee that has not taken valid assignment of the rights provided in this Agreement pursuant to Section 9.1 or who is otherwise not a Holder in accordance with the provisos to the definition of Holder provided for herein.

“Registration Expenses” is defined in Section 6.1.1.

“Requesting Holders” means the Holders who make an Underwritten Shelf Takedown Demand pursuant to Section 2.3.1.

“Required Filing Date” is defined in Section 2.1.2.

“SCF Holders” means SCF-VII, L.P., a Delaware limited partnership, and any of its Affiliates that holds Common Stock and each transferee of SCF Registrable Securities (as defined in the Stockholders Agreement) if such transfer was permitted by the Stockholders Agreement.

“SEC” means the Securities and Exchange Commission or any successor governmental agency.

“Securities Act” has the meaning assigned such term in the Recitals.

“Shares” has the meaning assigned such term in the Recitals.

“Shelf Effectiveness Deadline” means as promptly as practicable after the filing of the Shelf Registration Statement, but in no event later than (a) 60 days after the filing thereof or (b) if earlier, three Business Days after the date on which the SEC informs the Company (i) that the SEC will not review the Resale Shelf Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Shelf Registration Statement; provided, that if in any case the Shelf Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Shelf Effectiveness Deadline shall be the following Business Day

“Shelf Effectiveness Period” means the period from the date of the filing of the Shelf Registration Statement until the date that all Registrable Securities registered thereunder cease to be Registrable Securities.

“Shelf Registration Statement” is defined in Section 2.1.1.

“Stockholders Agreement” means that certain Second Amended and Restated Stockholders Agreement of Nine Energy Service, Inc., dated as of February 28, 2017, by and among the Company and the other Persons party thereto and as may be amended from time to time.

“Underwriter” means a securities dealer that purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

“Underwritten Offering” means an offering in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Underwritten Shelf Takedown” is defined in Section 2.3.1.

“Underwritten Shelf Takedown Demand” is defined in Section 2.3.1.

ARTICLE 2

DEMAND RIGHTS

SECTION 2.1 Request for Registration.

2.1.1. Beginning on February 1, 2019, the Majority Holders may make a written request (the “Demand Request”) to have the Company prepare and file a “shelf” registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any similar provision adopted by the SEC then in effect) (the “Shelf Registration Statement”).

2.1.2. Subject to Section 4.1, the Company shall use its best efforts to file under the Securities Act the Shelf Registration Statement within 30 days after receiving the Demand Request (the “Required Filing Date”) and shall use commercially reasonable efforts to (a) cause the Shelf Registration Statement to be declared effective by the SEC on or prior to the Shelf Effectiveness Deadline and (b) cause the Shelf Registration Statement to continue to be effective until the expiration of the Shelf Effectiveness Period.

SECTION 2.2 Effective Registration and Expenses. A registration will not count as the Demand Request until the Shelf Registration Statement has become effective unless the Majority Holders withdraw the Demand Request, in which case the Company will be deemed to have fulfilled its obligations set forth in Section 2.1 unless (a) the Holders pay all Registration Expenses in connection with such withdrawn registration, (b) during the registration process material adverse information regarding the Company is disclosed that was not known by the Holders at the time the Demand Request was made, or (c) the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal.

SECTION 2.3 Request for Underwritten Shelf Takedown.

2.3.1. The Majority Holders may make up to two written requests (each, an “Underwritten Shelf Takedown Demand”) to distribute all or a portion of their Registrable Securities in an Underwritten Offering (an “Underwritten Shelf Takedown”); provided, however, that if (a) the Shelf Registration Statement is not effective or otherwise not available for the offer or sale of Registrable Securities for at least 18 months between February 1, 2019 and January 31, 2021, then the Majority Holders will have the right to one additional Underwritten Shelf Takedown Demand and (b) if the total number of Registrable Securities to be sold or otherwise distributed in any such Underwritten Offering by the Participating Holders is cutback (pursuant to Section 2.5) to less than 50% of the Registrable Securities requested for distribution by the Participating Holders, then such Underwritten Offering shall not be counted for purposes of the Majority Holders’ right to two Underwritten Shelf Takedown Demands.

2.3.2. Within two Business Days of delivery of an Underwritten Shelf Takedown Demand to the Company, the Requesting Holders shall notify the other Holders of such demand, and such other Holders shall have the opportunity to include in such Underwritten Shelf Takedown that number of Registrable Securities as such Holders may request in writing to the Company within two Business Days after the date that notice of the Underwritten Shelf Takedown Demand was delivered to the Holders by the Requesting Holders. Subject to Section 2.5, the Company shall include in the Underwritten Shelf Takedown all such Registrable Securities.

2.3.3. At any time prior to the launch of the Underwritten Shelf Takedown, the Majority Holders may withdraw the Underwritten Shelf Takedown Demand. A withdrawn Underwritten Shelf Takedown Demand shall count as one of the permitted Underwritten Shelf Takedowns pursuant to Section 2.3.1 unless (a) the Holders pay all Registration Expenses incurred in connection with such withdrawn offering, (b) during the offering process material adverse information regarding the Company is disclosed that was not known by the Holders at the time the Underwritten Shelf Takedown Demand was made, or (c) the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal.

SECTION 2.4 Selection of Underwriters. The Requesting Holders shall select the investment banking firm(s) to act as the managing Underwriter(s) in connection with such offering; provided that such selections shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

SECTION 2.5 Priority on Underwritten Shelf Takedown. If the managing Underwriter(s) advise the Requesting Holders that in their opinion the inclusion of all securities requested to be included in the Underwritten Shelf Takedown (whether by the Company, any other Person, the Requesting Holders or the other Holders) may materially and adversely affect the price or success of the offering (a “Material Adverse Effect”), then all such securities to be included in such Underwritten Shelf Takedown shall be limited to the securities that the managing Underwriter(s) believe can be sold without a Material Adverse Effect and shall be allocated (a) first, pro rata among the Requesting Holders, the other Holders who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to this Agreement and the SCF Holders and Affiliates of the Company who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to the Stockholders Agreement (based on the number of shares of Common Stock held at such time by such Persons that are “Registrable Securities” under this Agreement or the Stockholders Agreement), (b) second, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without a Material Adverse Effect, to the Company, and (c) third, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without a Material Adverse Effect, to the Company’s stockholders who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to an agreement, other than this Agreement or the Stockholders Agreement, with the Company that provides for registration rights in accordance with the terms of such registration rights agreement.

ARTICLE 3

PIGGYBACK RIGHTS

SECTION 3.1 Piggyback Offerings.

3.1.1. If the Shelf Registration Statement has not yet been filed and declared effective or if the Shelf Registration Statement is not then effective, if the Company proposes to file a registration statement under the Securities Act to permit the sale or resale of any shares of Common Stock for its own account or for the account of any holder of Common Stock in an Underwritten Offering (other than a registration statement on Form S-4 or Form S-8 or any substitute form that may be adopted by the SEC or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing security holders or under an employee benefit plan and only on a form that would permit the registration of Registrable Securities) (a “Piggyback Registration Statement”), then the Company shall as soon as practicable give written notice of such proposed filing to the Holders (but in no event less than five Business Days before the anticipated filing date of such registration statement), and such notice shall offer each Holder the opportunity to register and sell in such Underwritten Offering such number of

Registrable Securities as each such Holder may request; provided, however, that the Company shall not be required to provide such notice or make such offer to the Holders if the Company has been advised by the managing Underwriter(s) that the inclusion of any Registrable Securities may have a Material Adverse Effect. Each Holder agrees that the fact that such a notice has been delivered shall constitute confidential information, and each Holder agrees not to disclose that such notice has been delivered or effect any public sale or distribution of Common Stock until the earlier of (a) the date and time on which the registration statement prepared in connection with such notice has been filed with the SEC and (b) 20 days after the date of such notice. Subject to Section 3.2, the Company shall include in each such Piggyback Registration Statement and related Underwritten Offering all Registrable Securities requested by the Holders to be included therein by written notice to the Company within 10 days after the Company’s notice referred to above was given (in accordance with Section 10.3) (except that (i) if the managing Underwriter(s) determine that marketing factors require a shorter time period and the Holders are so informed in the applicable written notice, the Holders’ written request for inclusion must be made within five days and (ii) in the case of an “overnight” offering or a “bought deal,” the Holders’ written request for inclusion must be made within one Business Day); provided, however, that the Company may at any time withdraw or cease proceeding with any such registration prior to effectiveness of such registration whether or not any Holder has elected to include any Registrable Securities in such registration. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration Statement at any time prior to the effective date thereof.

3.1.2. On and after the date on which the Shelf Registration Statement has been declared effective, if the Company or any holder of Common Stock proposes to sell any shares of Common Stock in an Underwritten Offering and the Shelf Registration Statement is then effective, then the Company shall promptly give written notice of such proposed offering to the Holders, and such notice shall offer each Holder the opportunity to sell its Registrable Securities in such offering as each such Holder may request (a “Piggyback Offering”). Each Holder agrees that the fact that such a notice has been delivered shall constitute confidential information, and such Holder agrees not to disclose that such notice has been delivered or effect any public sale or distribution of Common Stock until the earlier of (a) the date and time on which the registration statement or prospectus supplement prepared in connection with such notice has been filed with the SEC and (b) 20 days after the date of such notice. Subject to Section 3.2, the Company shall include in each such Piggyback Offering all Registrable Securities requested to be included therein by written notice to the Company within 10 days after the Company’s notice referred to above was given (in accordance with Section 10.3) (except that (i) if the managing Underwriter(s) determine that marketing factors require a shorter time period and the Holders are so informed in the applicable written notice, the Holders’ written request for inclusion must be made within five days and (ii) in the case of an “overnight” offering or a “bought deal,” the Holders’ written request for inclusion must be made within one Business Day); provided, however, that the Company may at any time withdraw or cease proceeding with any such offering prior to the launch of such offering whether or not any Holder has elected to include any Registrable Securities in such offering. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Offering at any time prior to the launch of such offering.

SECTION 3.2 Selection of Underwriters. The Company shall select the investment banking firm(s) to act as the managing Underwriter(s) in connection with an Underwritten Offering pursuant to a Piggyback Registration Statement or a Piggyback Offering if it is initiated as a primary Underwritten Offering on behalf of the Company. The Company shall use commercially reasonable efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in the offering to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Holder’s Registrable Securities in such offering unless such Holder complies with the provisions of Section 8.1.

SECTION 3.3 Priority in Underwritten Piggyback Offerings. If the managing Underwriter(s) of a proposed an Underwritten Offering pursuant to a Piggyback Registration Statement or a Piggyback Offering advise the Company that in their opinion the inclusion of all securities requested to be included in such offering (whether by the Company, any other Person or the Holders) may cause a Material Adverse Effect, then all such securities to be included in such offering shall be limited to the securities that the managing Underwriter(s) believe can be sold without a Material Adverse Effect and shall be allocated as follows:

(a) if such offering was initiated by the Company to sell or otherwise distribute securities for its own account, then (i) first to the Company, (ii) second, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without a Material Adverse Effect, pro rata among the Holders who properly requested to include their securities in such offering pursuant to this Agreement and the SCF Holders and Affiliates of the Company who properly requested to include their securities in such offering pursuant to the Stockholders Agreement (based on the number of shares of Common Stock held at such time by such Persons that are “Registrable Securities” under this Agreement or the Stockholders Agreement), and (iii) third, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without a Material Adverse Effect, to the Company’s stockholders who properly requested to include their securities in such offering pursuant to an agreement, other than this Agreement or the Stockholders Agreement, with the Company that provides for registration rights in accordance with the terms of such registration rights agreement;

(b) if such offering was initiated by an SCF Holder pursuant to the Stockholders Agreement, then (i) first, pro rata among the SCF Holders who initiated such offering and the other SCF Holders and Affiliates of the Company who properly requested to include their securities in such offering pursuant to the Stockholders Agreement and the Holders who properly requested to include their securities in such offering pursuant to this Agreement (based on the number of shares of Common Stock held at such time by such Persons that are “Registrable Securities” under this Agreement or the Stockholders Agreement), (ii) second, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without a Material Adverse Effect, pro rata among the Company’s stockholders who properly requested to include their securities in such offering pursuant to an agreement, other than this Agreement or the Stockholders Agreement, with the Company that provides for registration rights in accordance with the terms of such registration rights agreement, and (iii) third, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without a Material Adverse Effect, to the Company; and

(c) if such offering was initiated by a stockholder of the Company pursuant to an agreement, other than this Agreement or the Stockholders Agreement, with the Company that provides for registration rights, then (i) first, among the Company’s stockholders who initiated such offering or properly requested to include their securities in such offering pursuant to such registration agreement in accordance with the terms of such registration rights agreement, (ii) second, pro rata among the Holders who properly requested to include their securities in such offering pursuant to this Agreement and the SCF Holders and the Affiliates of the Company who properly requested to include their securities in such offering pursuant to the Stockholders Agreement (based on the number of shares of Common Stock held at such time by such Persons that are “Registrable Securities” under this Agreement or the Stockholders Agreement), and (iii) third, to the extent that any additional securities can, in the opinion of such managing Underwriter(s), be sold without a Material Adverse Effect, to the Company.

ARTICLE 4

DEFERRALS AND SUSPENSIONS

SECTION 4.1 Deferral of Filing. The Company may defer the filing (but not the preparation) of the Shelf Registration Statement if (a) at the time the Company receives the Demand Request, (i) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the Board determines in good faith that such disclosure would be materially detrimental to the Company or (ii) the Company has experienced some other material non-public event or is in possession of material non-public information concerning the Company, and the Board determines in good faith that such disclosure would be materially detrimental to the Company, until a date not later than 60 days after the Required Filing Date or (b) prior to receiving such Demand Request, the Board had determined to effect an Underwritten Offering of the Company’s equity securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting or entering into a letter of intent with the managing Underwriter(s) for such offering) and is proceeding with reasonable diligence to effect such offering, until a date not later than the end of the lock-up period referred to in the underwriting agreement relating to such Underwritten Offering. A deferral of the filing of the Shelf Registration Statement pursuant to this Section 4.1 shall be lifted, and the Shelf Registration Statement shall be filed as soon as reasonably practicable, if, in the case of a deferral pursuant to clause (a) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or in the case of a deferral pursuant to clause (b) of the preceding sentence, the proposed Underwritten Offering for the Company’s account is abandoned. In order to defer the filing of the Shelf Registration Statement pursuant to this Section 4.1, the Company shall promptly, upon determining to seek such deferral, deliver to each Holder a certificate signed by the Chief Executive Officer of the Company stating that the Company is deferring such filing pursuant to this Section 4.1 and the basis therefor in reasonable detail. Within 20 days after receiving such certificate, the Majority Holders may withdraw the Demand Request by giving written notice to the Company, but following such withdrawal, the Holders shall be prohibited from making a Demand Request until the end of the deferral period as contemplated by this Section 4.1. If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of the Shelf Registration Statement pursuant to this Section 4.1 only two times during any 12-month period.

SECTION 4.2 Use, and Suspension of Use, of Shelf Registration Statement. The Company shall be entitled to suspend for a reasonable period of time (but not more than 60 consecutive days and not more than 120 days in any 12-month period) the offer or sale of Registrable Securities pursuant to the Shelf Registration Statement by any Holder if (a) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such Holder pursuant to such registration statement and such Holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such registration statement and (b)(i) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Company or (ii) the Company has experienced some other material non-public event or is in possession of material non-public information concerning the Company, and the Board determines in good faith that such disclosure would be materially detrimental to the Company. In order to suspend the use of the Shelf Registration Statement pursuant to this Section 4.2, the Company shall promptly, upon determining to seek such suspension, deliver to the Holders a certificate signed by the Chief Executive Officer of the Company stating that the Company is suspending use of such registration statement pursuant to this Section 4.2 and the basis therefor in reasonable detail.

ARTICLE 5

REGISTRATION PROCEDURES

SECTION 5.1 Registration Procedures. The Company will, at its expense:

(a)

prepare and file with the SEC the Shelf Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts and proceed diligently and in good faith to cause such filed registration statement to become effective under the Securities Act; provided that before filing the Shelf Registration Statement or any amendments or supplements thereto, the Company will furnish to the Holders and to one counsel reasonably acceptable to the Company selected by the Majority Holders, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel; provided further, the Company shall not file the Shelf Registration Statement or any amendments or supplements thereto if the Majority Holders or their counsel reasonably object on a timely basis;

(b)

prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective pursuant to Section 2 for the Shelf Effectiveness Period and comply with the provisions of the Securities

Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement during such period in accordance with the intended method of disposition set forth in the Shelf Registration Statement; provided, however, that a Holder that has been included on the Shelf Registration Statement may request that such Holder’s Registrable Securities be removed from the Shelf Registration Statement, in which event the Company shall promptly either withdraw the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement removing such Registrable Securities;

(c)

furnish to each Holder such number of copies of the Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included therein (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(d)

notify the Holders promptly, and (if requested by any such Holder) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective under the Securities Act and each applicable state law, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations or warranties of the Company or any of its subsidiaries contained in any agreement (including any underwriting agreement) contemplated by Section 5.1(i) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event that makes any statement made in the Shelf Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company’s reasonable determination that a post-effective amendment to the Shelf Registration Statement would be appropriate;

(e)

use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f)

in connection with any Underwritten Offering, cooperate with the Holders and the managing Underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company;

(g)

in connection with any Underwritten Offering, use commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Holder or managing Underwriter(s) reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder or managing Underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.1(g), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(h)

in connection with any Underwritten Offering, use commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Holders thereof to consummate the disposition of such Registrable Securities;

(i)

in connection with any Underwritten Offering, enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions) and take such other actions as are reasonably required or advisable in order to expedite or facilitate the disposition of such Registrable Securities, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary “road show” presentations in connection with any Underwritten Offerings in substantially the same manner as they would in an Underwritten Offering by the Company of its Common Stock for its own account, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(j)

in connection with any Underwritten Offering, make available for inspection by any Holder, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other professional retained by any such Holder or Underwriter (collectively, the “Inspectors”) all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the Shelf Registration Statement. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public (other than by such Holder). Each Holder further agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(k)

in connection with any Underwritten Offering, use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter(s) reasonably request;

(l)

otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(m)

use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

(n)

if any event contemplated by Section 5.1(c)(vi) shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(o)

in connection with any Underwritten Offering, cooperate and assist in any filing required to be made with FINRA and in the performance of any due diligence investigation by any Underwriter, including any “qualified independent underwriter,” or any Holder; and

(p)

upon request and subject to appropriate confidentiality obligations, furnish to a Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental authority having jurisdiction over the Holder’s offering of Registrable Securities, in each case relating to an offering by the Holder of Registrable Shares, unless confidential treatment of such correspondence has been requested of the SEC; provided that the Company may excise any information contained therein that would constitute material non-public information.

Notwithstanding anything contained herein to the contrary, the Company hereby agrees that the Shelf Registration Statement shall contain all language (including on the prospectus cover page, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a Holder. The Company may require, by written request, each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Holder who does not comply with the provisions of the immediately preceding sentence.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.1(d)(vi), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.1(n), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

ARTICLE 6

REGISTRATION EXPENSES

SECTION 6.1 Registration Expenses.

6.1.1. Subject to the provisions in Section 2.2 with respect to a withdrawn Demand Request, in connection with the Shelf Registration Statement, the Company shall pay the following registration expenses (the “Registration Expenses”):

(a)	all registration and filing fees (including with respect to filings to be made with FINRA);

(b)	fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

(c)	printing expenses;

(d)	internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties);

(e)

the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if the Company shall choose, or be required pursuant to Section 5.1(l), to list such Registrable Securities;

(f)

reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested pursuant to Section 5.1(j));

(g)	the reasonable fees and expenses of any special experts retained by the Company in connection with such registration;

(h)

reasonable fees and expenses of one counsel reasonably acceptable to the Company selected by the Majority Holders incurred in connection with the registration of such Registrable Securities thereunder; and

(i)	fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to Rule 2720 of the FINRA Manual.

6.1.2. Subject to the provisions in Section 2.3.3 with respect to a withdrawn Underwritten Shelf Takedown Demand, all Registration Expenses incurred in connection with therewith will be borne by the Company.

6.1.3. The Company shall not have any obligation hereunder to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or, except as provided by clause (b), (h) or (i) above, any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of any Underwriter.

ARTICLE 7

INDEMNIFICATION; CONTRIBUTION

SECTION 7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each Person, if any, who Controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Holder and each such Controlling Person from and against any and all losses, claims, damages, liabilities (joint or several) and expenses (including reasonable costs of investigation and attorneys’ fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon and in conformity with, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder’s behalf expressly for use therein. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who Controls such Underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 7.1.

SECTION 7.2 Indemnification by Holder. Each Holder agrees to indemnify and hold harmless each other Holder, the Company, each Person, if any, who Controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of each other Holder, the Company and each such Controlling Person to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities. The liability of any Holder under this Section 7.2 shall be limited to the aggregate cash and property received by such Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

SECTION 7.3 Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 7.1 or 7.2 (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Section 7.1 or 7.2 (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, (b) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

SECTION 7.4 Contribution. If the indemnification provided for in Section 7.1 or 7.2 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such losses, claims, damages, liabilities and judgments as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Holder in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by any method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (less any underwriting discounts or commissions) exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE 8

PARTICIPATION IN UNDERWRITTEN OFFERINGS

SECTION 8.1 Participation in Underwritten Offerings. No Holder may participate in any Underwritten Offerings hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreements shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the proceeds (after deducting underwriting commissions and discounts but before deducting any other expenses) received by such Holder from the sale of his, her or its Registrable Shares pursuant to such Underwritten Offering.

ARTICLE 9

TRANSFERS OF REGISTRATION RIGHTS

SECTION 9.1 Transfers of Registration Rights. The provisions hereof will inure to the benefit of, and be binding upon, the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (a) by operation of law or (b) with the express prior written consent of the Company, provided that any such transferee shall not be entitled to the rights provided in this Agreement unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect. Notwithstanding anything to the contrary contained in this Section 9.1, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 9.1.

ARTICLE 10

MISCELLANEOUS

SECTION 10.1 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the Parties in connection therewith.

SECTION 10.2 Amendment; Termination. The provisions of this Agreement may only be amended by the written consent of the Company and the Majority Holders. The provisions of this Agreement shall terminate and be of no further force or effect (a) as of and following the tenth anniversary of the date hereof or (b) as to any Holder, on such earlier date on which such Holder no longer owns any Registrable Securities; provided that the provisions of Article 7 of this Agreement shall survive for any sales of Registrable Securities prior to such date.

SECTION 10.3 Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given (a) five Business Days after the date mailed by registered or certified mail, postage prepaid, return receipt requested, (b) when sent, if sent by e-mail; provided that the e-mail transmission is promptly confirmed by the intended recipient by either telephone or reply e-mail, or (c) when delivered, if delivered by hand, via courier or by overnight delivery service to the intended recipient; provided that such delivery is delivered by 5:30 p.m. (Central time) on a Business Day (otherwise, the following Business Day). A notice will be deemed given pursuant to the foregoing sentence only if properly addressed to a Party at the following address for such Party (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.2):

If to the Holders:

c/o Warren Lynn Frazier

5655 Bear Lane, Suite 100

Corpus Christi, TX 78405

E-mail: lynn.frazier.cc@gmail.com

If to the Company:

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, TX 77019

Attention: General Counsel

E-mail: ted.moore@nineenergyservice.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention: Matthew R. Pacey

E-mail: matt.pacey@kirkland.com

SECTION 10.4 Binding Effect; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Section 9.1, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company.

SECTION 10.5 Governing Law; Waiver of Jury Trial.

10.5.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

10.5.2 THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

SECTION 10.6 Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

SECTION 10.7 Counterparts. This Agreement may be executed in one or more counterparts. Each Party agrees that this Agreement and the transactions contemplated hereby may be entered into electronically and that any electronic signature, whether digital or encrypted, used by any Party is intended to authenticate this Agreement and to have the same force and effect as a manual signature. For purposes of this Agreement, an electronic signature means any electronic symbol, designation or process attached to or logically associated with a record, contract, document or instrument and adopted by a Party with the intent to sign such record, contract, document or instrument.

SECTION 10.8 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

NINE ENERGY SERVICE, INC.

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President and Chief Executive Officer

MAGNUM OWNERS:

WARREN LYNN FRAZIER

/s/ Warren Lynn Frazier GARRETT LYNN FRAZIER 2018 DG TRUST

/s/ Leah Schexnayder-Delaune
By:	Leah Schexnayder-Delaune
Title:	Trustee

DERRICK CHASE FRAZIER 2018 DG TRUST

/s/ Leah Schexnayder-Delaune
By:	Leah Schexnayder-Delaune
Title:	Trustee

FRAZIER FAMILY FOUNDATION, INC.

/s/ Warren Lynn Frazier
By:	Warren Lynn Frazier
Title:	President

[Signature Page to Registration Rights Agreement]